UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2018

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2018, Penn National Gaming, Inc. (the “Company”) entered into an executive agreement (the “Executive Agreement”) with Carl Sottosanti, the Company’s Executive Vice President, General Counsel and Secretary. The Executive Agreement is effective as of December 13, 2018, the date the prior executive agreement with Mr. Sottosanti expired by its terms.

Mr. Sottosanti’s Executive Agreement has a term of three years, unless earlier terminated.  In the event Mr. Sottosanti’s employment is terminated without cause (as defined in the Executive Agreement) or by non-renewal of the Executive Agreement at the end of the term, Mr. Sottosanti will be entitled to severance payments equal to (i) 18 months of his annual base salary as of such date, paid in accordance with the Company’s regular payroll procedures, and (ii) 1.5 times the average of the last two full years’ bonuses paid to Mr. Sottosanti based on the actual performance of the Company, paid at the time such next bonuses are paid to similarly situated executives after the termination date.

If, within 12 months after a change in control (as defined in the Executive Agreement), Mr. Sottosanti is terminated without cause or resigns for good reason (as defined in the Executive Agreement), he will be entitled to receive a cash payment equal to two times the sum of (i) his annual base salary and (ii) the amount of his targeted bonus compensation, each at the rate in effect at the time of the change of control or the termination date, whichever is greater. To the extent that Mr. Sottosanti receives a change in control payment, he will not be eligible to receive any additional cash severance in the event of a termination of employment during the employment term. Prior to receipt of any severance payment, Mr. Sottosanti must execute a general release in favor of the Company and its affiliates.

The Executive Agreement also contains customary confidentiality, non-competition and non-solicitation provisions.  Mr. Sottosanti has agreed not to disclose or use the Company’s confidential information for a period of two years following termination.  Mr. Sottosanti has agreed not to compete with the Company within 150 miles of any facility in which the Company or its affiliates owns or operates or is actively seeking to own or operate a facility for a period of (i) 6 months, if he is terminated in a manner in which no severance is paid or (ii) 18 months, if he receives severance upon termination.  Mr. Sottosanti has agreed not to solicit or hire an executive or management level employee of the Company for a period of 18 months following termination.

The summary of the material terms of the Executive Agreement described above is qualified in its entirety by reference to the Executive Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Executive Agreement, effective as of December 13, 2018, by and between Penn National Gaming, Inc. and Carl Sottosanti

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2018	PENN NATIONAL GAMING, INC.

	By:	/s/ William J. Fair
Name: William J. Fair
Title: Executive Vice President and Chief Financial Officer